UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)			January 12, 2021

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579		73-1481638
(Commission File Number)		(IRS Employer Identification No.)

321 North Harvey	P.O. Box 321	Oklahoma City	Oklahoma	73101-0321
(Address of Principal Executive Offices)				(Zip Code)

(405) 553-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

OGE Energy Corp. (the "Company") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric utility with approximately 865,000 customers in Oklahoma and western Arkansas. In addition, the Company holds a 25.5 percent limited partner interest and a 50 percent general partner interest in Enable Midstream Partners, LP.

As previously disclosed, in March 2017, the Company and OG&E each entered into five-year $450.0 million revolving credit facilities. Each of the facilities contained an option, which could be exercised up to two times, to extend the term of the respective facility for an additional year. Effective January 12, 2021, the Company and OG&E utilized the second of those extensions to extend the maturity of their respective credit facility from March 8, 2023 to March 8, 2024. Commitments of a single existing lender with respect to $50.0 million of the Company's credit facility, however, were not extended and, unless the non-extending lender is replaced in accordance with the terms of the credit facility, such commitments will expire March 8, 2023. The non-extending lender is not party to the OG&E facility.

On January 12, 2021, the Company and OG&E each entered into a First Amendment (collectively the "Amendment") to the revolving credit facilities (as amended, collectively the "Credit Agreement"). The Amendment gives each of the Company and OG&E the option of extending such commitments for up to two additional one-year periods. In addition, the Amendment addresses the establishment of an alternative rate of interest upon the occurrence of certain events related to the phase out of LIBOR and makes certain other administrative modifications to the Credit Agreement. The terms of the credit facilities were otherwise unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of each Amendment, copies of which are filed as Exhibits 10.02 and 10.03 to this Current Report, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.01
Letter of extension dated as of January 12, 2021 for the Company's and OG&E's credit agreements dated as of March 8, 2017, by and among the Company and OG&E, for their respective credit facility, the Lenders thereto, Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Mizuho Bank, Ltd., MUFG Union Bank, N.A., Royal Bank of Canada and U.S. Bank National Association, as Co-Documentation Agents.

10.02
First Amendment dated as of January 12, 2021, to Credit Agreement dated as of March 8, 2017, by and among OG&E, the Lenders thereto, Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Mizuho Bank, Ltd., MUFG Union Bank, N.A., Royal Bank of Canada and U.S. Bank National Association, as Co-Documentation Agents.

10.03
First Amendment dated as of January 12, 2021, to Credit Agreement dated as of March 8, 2017, by and among the Company, the Lenders thereto, Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Mizuho Bank, Ltd., MUFG Union Bank, N.A., Royal Bank of Canada and U.S. Bank National Association, as Co-Documentation Agents.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

January 14, 2021